THOMPSON BRUSSELS CINCINNATI CLEVELAND COLUMBUS DAYTON NEW YORK WASHINGTON, D.C.
  HINE


April 29, 2004


AmeriPrime Advisors Trust
431 N. Pennsylvania St.
Indianapolis, IN  46204

     Re: AmeriPrime Advisors Trust, File Nos. 333-85083 and 811-09541

Gentlemen:


     A legal opinion (the "Legal Opinion") that we prepared was filed with Post-Effective Amendment No. 38 to the AmeriPrime Advisors Trust Registration Statement (the "Registration Statement"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 46 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.


                         Very truly yours,

                         /s/ Thompson Hine LLP


                         THOMPSON HINE LLP

DSM/JMS


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